SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C. 20549

                              FORM 8-K/A-1


                           CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                            March 9, 2001
                            Date of Report
                  (Date of Earliest Event Reported)

                        G/O INTERNATIONAL INC.
       (Exact Name of Registrant as Specified in its Charter)


   Colorado                0-24688               76-0025986
(State or other     (Commission File No.)   (IRS Employer I.D. No.)
Jurisdiction)


                           11849 Wink
                      Houston, Texas  77024
             (Address of Principal Executive Offices)


                  Registrant's Telephone Number
                         (713) 783-1204


                               N/A
      (Former Name or Former Address if changed Since Last Report)

Item 1.   Changes in Control of Registrant.

     On November 15, 2000, Waterbury Resources, Inc., a Cayman Islands corporation ("Waterbury") and a wholly owned subsidiary of the Registrant, entered into a Reorganization Plan and Agreement ("Reorganization Agreement") with Beijing Orient LegendMaker Software Development Co., a company formed under the laws of the People's Republic of China ("OLM"), and the holders of approximately 65% of the issued and outstanding capital shares of OLM (the "OLM Majority Shareholders"), pursuant to which Waterbury had agreed to acquire such OLM Majority Shareholders' shares for shares of Waterbury. The Reorganization Agreement contemplated Waterbury acquiring the remaining 35% of the issued and outstanding shares of OLM from its shareholders, thereby making OLM a wholly-owned subsidiary of Waterbury (the "Reorganization"). The date for closing of the Reorganization Agreement has expired because required funding that was a condition to the closing has not been raised, and the Company and the OLM Majority Shareholders have ceased further negotiations and have abandoned this potential Reorganization.

Item 2.  Acquisition or Disposition of Assets.

     See Item 1.

Item 7.  Financial Statements and Exhibits.

     (c)  Exhibits.

                                                Exhibit
Description of Exhibit*                          Number
-----------------------                          ------
Reorganization Agreement                            2.1

First Amendment                                     2.2

Press Release                                      19

     * Summaries of any exhibit are modified in their entirety by this reference to each exhibit.

                                SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                G/O INTERNATIONAL, INC.

Date: 12/5/01                  By /s/Jack L. Burns
      --------                  -----------------------------
                                Jack L. Burns
                                President and Director